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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) April 28, 1997
                                                      --------------

                            Statewide Financial Corp.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                New Jersey                0-26546            22-3397900
     --------------------------------   ------------   --------------------
     (State or other jurisdiction of    (Commission    (IRS Employer
          incorporation)                 File Number)   Identification No.)


           70 Sip Avenue, Jersey City, New Jersey             07306
     --------------------------------------------      --------------------
      (Address of principal executive offices)              (Zip Code)



     Registrant's telephone number, including area code (201) 795-4000
                                                         -------------




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     Item 1.   Changes in Control of Registrant.
               ---------------------------------
               Not Applicable.



     Item 2.   Acquisition or Disposition of Assets.
               -------------------------------------
               Not Applicable.



     Item 3.   Bankruptcy or Receivership.
               ---------------------------
               Not Applicable.



     Item 4.   Changes in Registrant's Certifying Accountant.
               ----------------------------------------------
               Not Applicable.



     Item 5.   Other Events.
               -------------
               Registrant issued a press release on Monday, April 28, 1997 announcing the Registrant's first quarter earnings.



     Item 6.   Resignations of Registrant's Directors.
               ---------------------------------------
               Not Applicable.



     Item 7.   Exhibits and Financial Statements.
               ----------------------------------

               Exhibit No.              Description
               -----------              -----------

                  99                    Press Release dated Monday,
                                        April 28, 1997, announcing
                                        Registrant's first quarter
                                        earnings.


     Item 8.   Change in fiscal year
               ---------------------
               Not Applicable.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Statewide Financial Corp. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  STATEWIDE FINANCIAL CORP.
                                                  -------------------------
                                                       (Registrant)


     Dated:    April 29, 1997                By:  Bernard F. Lenihan
                                                  -------------------------
                                                  Senior Vice President and
                                                  Chief Financial Officer



                                  EXHIBIT INDEX
                                  -------------


                           CURRENT REPORT ON FORM 8-K
                           --------------------------



     Exhibit No.         Description
     -----------         -----------

     99 Press Release dated Monday, April 28, 1997, announcing Registrant's first quarter earnings.



     FOR IMMEDIATE RELEASE              CONTACT:  Augustine F. Jehle
     April 28, 1997                                    201-795-4000
                                                  Anthony S. Cicatiello
                                                       908-382-1066

              Statewide Financial Corp. Reports 15 Percent Increase
                        In First Quarter 1997 Net Income

     JERSEY CITY, N.J., April 28, 1997 -- Statewide Financial Corp. (NASDAQ: SFIN), the holding company for Statewide Savings Bank S.L.A., today reported net income of $1,384,000, or $0.32, per share for the quarter ended March 31, 1997 as compared to $1,205,000, or $0.25, per share for the same quarter during 1996, and $1,305,000, or $0.29, for the quarter ended December 31, 1996. This represents an increase in net income of 15% and 6% over March 31, 1996 and December 31, 1996, respectively.

     "We are very pleased by this improvement in our quarterly results," stated Victor M. Richel, chairman, president and chief executive officer. "Our core deposit base continues to grow as a result of our marketing initiatives as we make our presence known and continue to pursue our goal of becoming the premier community bank in our market region."

     The Company's emphasis on multi-family and commercial mortgage and commercial business lending throughout 1996 and the first quarter of 1997 contributed to higher net interest margin, which grew to 3.78% for the first quarter of 1997, from 3.65% for the fourth quarter of 1996, and from 3.44% for the first quarter of 1996.

     During the first quarter of 1997, the Company continued to change its mix within its loan portfolio to higher yielding loans. The commercial loan and commercial and multi-family mortgage portfolio increased $6.6 million, or 25% during the quarter, to $32.8 million from $26.2 million at December 31, 1996. Also during the quarter, yields on the Company's investment portfolio increased over the preceding quarter, as a result of mortgage-backed securities purchased in the fourth quarter of 1996 and the first quarter of 1997. Specifically, during the quarter the Company's mortgage-backed securities portfolio increased $37.7 million to $278.7 million at March 31, 1997 from $241.0 million at December 31, 1996. This increase was the principal component of the growth in the Company's total assets, which increased from $636.0 million at December 31, 1996 to $677.4 million at March 31, 1997, a use of $41.3 million, or 6.5%.

     This growth in the Company's total assets was funded primarily with borrowed funds, as the Company continued with its strategy of leveraging its excess capital. Borrowed funds at March 31, 1997 totaled $150.2 million, an increase of $43.0 million over December 31, 1996. Of this amount, $90.2 million matures within ninety days. The Company's intention is to keep these maturities short term, subject to prevailing interest rates, at least into the third quarter of 1997. The average cost of borrowed funds was 5.57% for the three months ended March 31, 1997 as compared to 5.61% for the preceding quarter.

     Deposits totaled $458.7 million at March 31, 1997, an increase of $1.6 million over December 31, 1996. During the quarter, the mix of deposits has changed. Higher costing certificates of deposit accounts have been decreasing and replaced with lower-yielding core deposits. During the first quarter, core deposits increased $3.0 million while certificates of deposits decreased $1.4 million. "As we expand in our market area and focus on our cross-selling efforts, we are continuing to build our solid core deposit base," Richel stated.

     Shareholders' equity decreased $3.9 million during the quarter from $66.9 million at December 31, 1996 to $63.0 million at March 31, 1997. The decrease from the preceding quarter reflected the repurchase of 172,500 shares of the Company's stock, a decrease of $2.4 million (net of tax) in the March 31, 1997 market value of the Company's debt and equity and mortgage-backed securities, and declaration of a quarterly dividend. Offsetting these decreases were net income of $1.4 million for the quarter, and allocations of ESOP shares and other employee benefit plans during the period.

     The results of operations for the first quarter of 1997 reflect an increase in net interest income, after provision for loan losses over the preceding quarter and the same quarter of the prior year, of $0.7 million and $1.1 million, respectively. This increase reflects growth in average interest-earning assets, and changes in the mix within the loan portfolio, net of an increase in borrowing costs due to higher borrowing levels over both the preceding and year-ago quarters.

     The increase in net interest income over the preceding and year-ago quarters was partially offset by a decrease of $0.4 million in non-interest income for the three months ended March 31, 1997 from the preceding quarter, and a decrease of $0.3 million compared to the year-ago quarter. This reduction in non-interest income from prior periods is as a result of non-recurring unaccrued interest income realized in those prior periods. The effect of the non-recurring income to the earnings per share calculation for the preceding and prior year's quarters was an increase to each prior period of $.05. Excluding this non-recurring item, non-interest income for the current quarter decreased $45,000, or 11%, from the preceding quarter, principally as a result of reductions in late and penalty fees, and increased $65,000, or 21%, as compared to the same quarter of the prior year.

     Other non-interest expense for the three months ended March 31, 1997 totaled $4.3 million as compared to $3.9 million for the preceding quarter, and $3.8 million for the same quarter of the prior year.
     This increase from the preceding quarter primarily reflects increased insurance, advertising and data processing expenses associated with the Company's core growth, and normal wage increases. In addition, the fourth quarter of 1996 included a $0.2 million expense reversal related to the favorable outcome of a federal tax issue. The increase in the current period's non-interest expense over the quarter ended March 31, 1996 primarily reflects staffing and support costs incurred to achieve the marketing and operational success during this past twelve months and to position the Company for continued success. Such costs include those for new branches, a new operating system, staff upgrades (especially in commercial services) and refurbishment of existing facilities.

     "The many changes and improvements to the Statewide Savings franchise demonstrated our commitment to grow our business and serve our customers. For example, Statewide now offers telephone banking, which provides customers with access to a variety of information related to their deposit and loan accounts, along with account funds transfer capability and a variety of other features," stated Richel.

     Statewide Financial Corp., headquartered in Jersey City, N.J., is the holding company for Statewide Savings Bank S.L.A., which maintains 16 branches in Hudson, Union, Bergen and Passaic counties. Statewide Savings Bank's deposits are insured by the Savings Association Insurance Fund (SAIF) of the Federal Deposit Insurance Corporation
     (FDIC).



     SELECTED FINANCIAL CONDITION DATA      March 31,       December 31,
     (dollars in thousands)                   1997              1996
                                            ---------       ------------
     Total Assets                           $677,384          $636,042
     Loans, Net                             $327,610          $325,470
     Debt and Equity Securities             $ 37,127          $ 40,243
     Mortgage-Backed Securities             $278,659          $240,974
     Other Real Estate Owned                $    389          $    563
     Total Deposits                         $458,676          $457,056
     Borrowed Funds                         $150,200          $107,200
     Shareholders' Equity                   $ 63,019          $ 66,935
     Book Value Per Share                   $  13.20          $  13.63

     SELECTED OPERATING DATA
     (dollars in thousands)                     For the Three Months
                                                   Ended March 31,
                                                --------------------
                                                1997            1996
                                                ----            ----

     Interest Income                          $12,487          $10,830
     Interest Expense                           6,234            5,629
                                              -------          -------
     Net Interest Income                        6,253            5,201
     Provision for Loan Losses                    125              125
                                              -------          -------
     Net Interest Income After
        Provision for Loan Losses               6,128            5,076
     Non-Interest Income                          373              664
     Foreclosed Real Estate Expense, Net            7               62
     Other Non-Interest Expense                 4,283            3,796
                                               ------            -----
     Income Before Income Taxes                 2,211            1,882
     Income Tax Expense                           827              677
                                               ------            -----
     Net Income                               $ 1,384          $ 1,205
                                              =======          =======
     Earnings Per Share                       $   .32          $   .25
                                              =======          =======
     Weighted Average Number of
      Shares Outstanding                    4,339,951        4,864,186
                                            =========        =========


     SELECTED FINANCIAL RATIOS (1):                At or For the
                                                    Three Months
                                                   Ended March 31,
                                                   ---------------

                                                  1997        1996
                                                  ----        ----

     Return on Average Assets                      .82%         .78%
     Return on Average Capital                    8.57%        6.70%
     Capital to Assets                            9.30%       11.10%
     Net Interest Rate Spread (2)                 3.34%        2.95%
     Net Interest Margin (3)                      3.78%        3.44%
     Non-Interest Income to Average Assets         .22%         .43%
     Non-Interest Expense to Average Assets       2.55%        2.49%
     Efficiency Ratio (4)                        65.99%       71.66%
     Average Interest Earning Assets to Average
       Interest Earning Liabilities             111.44%      113.35%


     REGULATORY CAPITAL RATIOS:                 March 31,   December 31,
                                                  1997          1996
                                                ---------   ------------
     Tangible Capital Ratio                       9.02%         9.41%
     Core Capital Ratio                           9.02%         9.41%

     ASSET QUALITY RATIOS:

     Non-Performing Loans to Total Net Loans       .89%          .84%
     Non-Performing Loans to Total Assets          .43%          .43%
     Non-Performing Assets to Total Assets         .49%          .52%
     Allowance for Loan Losses to Non-
      Performing Loans                           91.36%        95.43%
     Allowance for Loan Losses to Total
      Net Loans                                    .81%          .80%


     OTHER DATA

     Number of Deposit Accounts                   54,834      53,695
     Number of Offices                                16          16



     Notes to Selected Financial Ratios
     ----------------------------------

     (1)  Ratios are annualized where appropriate.

     (2) Interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average costs of average interest-bearing liabilities.

     (3) Net interest margin represents net interest income as a percent of average interest-earning assets.

     (4) Total non-interest expense divided by the sum of net interest income after provision for loan losses, and recurring non-interest income.